EXHIBIT 99.1

Boise Cascade

1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact
Wayne Rancourt
Office 208 384 6073

For Immediate Release:  August 12, 2009

Boise Cascade Holdings Reports Second Quarter 2009 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced net income of $9.3 million for the quarter ended June 30, 2009.  Included in its net income was $30.3 million of noncash income associated with the Company’s equity investment in Boise Inc.

In second quarter 2009, BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., reported negative earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $3.5 million, as compared to negative EBITDA of $31.3 million in first quarter 2009.  In stark contrast to the first quarter when the company used $86 million of cash, the Company’s cash and net debt position improved $15.0 million during the second quarter, with the company reporting $282.3 million of available liquidity at June 30, 2009.  The individual segment results are discussed in more detail below.

“Our operations made great strides this quarter on a number of fronts.  In Building Materials Distribution, sales were up 29% from the first quarter; gross margin dollars were up 52%; and working capital came down while the operations continued to maintain high order fill rates.  Based on the volume of product we sold relative to the overall decline in housing starts, it also looks like we gained market share in a number of geographies.  Wood Products also made good progress in reducing working capital, had a strong safety performance, and made significant productivity gains.  Our dryer project in Medford, Oregon, is on schedule and under budget.  We also successfully completed a couple of small acquisitions to complement our existing operations.  We continue to operate in a very difficult demand environment, but our employees have responded to the challenges in a positive way and it shows,” commented Duane McDougall, Chairman and CEO of Boise Cascade.

-more-

Second Quarter Segment Results

U.S. housing starts declined 47% in the second quarter, dropping from an annualized rate of 1.02 million in the second quarter 2008 to 0.54 million in the second quarter 2009.  In the second quarter, continuing foreclosures, elevated inventories of unsold homes, falling median home prices, rising unemployment, and low consumer confidence contributed to a weak demand environment for the building products we manufacture and distribute.

Sales in our Building Materials Distribution (“BMD”) business during the second quarter were $433.7 million, compared with $335.0 million in first quarter 2009 and $610.0 million in second quarter 2008.  Compared with second quarter 2008, the 29% decline in sales resulted from a 23% decline in product volumes sold and an 8% decrease in product prices.  EBITDA generated by BMD improved significantly to $9.6 million in second quarter 2009 from the negative $6.6 million of EBITDA in first quarter 2009.  BMD’s second quarter 2008 EBITDA was $17.3 million.  The segment’s lower sales activity compared to the same quarter a year ago resulted in fewer gross margin dollars being generated to cover cash operating costs, such as occupancy, payroll, and delivery.  However, more than half of the decline in gross profit dollars compared to second quarter 2008 was offset by lower operating costs and cost reduction initiatives implemented over the last year.

Sales in our Wood Products segment during the second quarter were $134.4 million, compared with $116.5 million in first quarter 2009 and $226.0 million in second quarter 2008.  Compared with second quarter 2008, sales of engineered wood products, plywood, particleboard, and lumber declined due to lower volumes and prices.  Second quarter EBITDA for Wood Products was negative $9.8 million, a sharp improvement from the negative $28.6 million of EBITDA reported in first quarter 2009.  Wood Products reported $3.3 million of positive EBITDA in second quarter 2008.  The decrease in Wood Products EBITDA from the same quarter a year ago was driven primarily by pricing and volume declines for plywood, offset in part by lower input costs and productivity improvements.  We have been taking rolling curtailments at all of our Wood Products operations to maintain appropriate inventory levels, while trying to minimize the negative impact these curtailments have on our employees and our operating results.

Outlook

We are planning on end product demand remaining weak when compared to normal historical demand levels.  We believe single-family housing starts are unlikely to show any significant rebound during 2009 absent a change in unemployment trends, stronger levels of consumer confidence, and a reduction in foreclosures and housing vacancy rates.  Industry product sales volumes are likely to remain depressed and commodity wood product prices will largely depend on operating rates.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities well below their capacity.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  At June 30, 2009, we also owned approximately 47.5% of Boise Inc., a publicly traded North American paper and packaging producer listed on the New York Stock Exchange.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host a webcast and conference call on Wednesday, August 12, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise Cascade website.  Go to www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in the News & Events section of Boise Cascade’s website.  A replay of the conference call will be available from Wednesday, August 12, at 2:00 p.m. Eastern through Wednesday, August 19, at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 21332940.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in the fair value of interest rate swaps, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	June 30		March 31,
	2009	2008	2009
Sales
Trade	$512,247	$743,402	$407,724
Related parties	8,933	13,786	5,703
	521,180	757,188	413,427
Costs and expenses
Materials, labor, and other operating expenses (a)	463,699	649,886	381,071
Materials, labor, and other operating expenses from related parties	6,332	23,009	12,290
Depreciation, amortization, and depletion (a)	11,448	8,684	11,119
Selling and distribution expenses	47,771	57,600	45,241
General and administrative expenses	6,863	7,859	6,925
General and administrative expenses from related party	2,503	2,526	2,433
Loss on sale of Paper and Packaging & Newsprint assets (b)	—	3,328	—
Other (income) expense, net (a) (c)	(1,751)	8,635	2,681
	536,865	761,527	461,760

Loss from operations	(15,685)	(4,339)	(48,333)

Equity in income (loss) of affiliate	30,306	(8,845)	3,005
Impairment of investment in equity affiliate (d)	—	—	(43,039)
Foreign exchange gain (loss)	715	890	(332)
Change in fair value of contingent value rights	—	743	194
Gain on repurchase of long-term debt (e)	—	—	6,026
Interest expense	(6,135)	(6,427)	(5,616)
Interest income	178	2,559	397
	25,064	(11,080)	(39,365)

Income (loss) before income taxes	9,379	(15,419)	(87,698)
Income tax (provision) benefit	(68)	23	(483)
Net income (loss)	$9,311	$(15,396)	$(88,181)

Segment Information

(unaudited, in thousands)

	Three Months Ended
	June 30		March 31,
	2009	2008	2009
Segment sales
Building Materials Distribution	$433,662	$609,978	$335,022
Wood Products	134,404	226,026	116,479
Intersegment eliminations and other	(46,886)	(78,816)	(38,074)
	$521,180	$757,188	$413,427

Segment income (loss)
Building Materials Distribution	$7,647	$15,330	$(8,544)
Wood Products (a)	(19,206)	(3,381)	(37,631)
Corporate and Other (c)	(3,411)	(15,398)	(2,490)
	(14,970)	(3,449)	(48,665)

Equity in net income (loss) of affiliate	30,306	(8,845)	3,005
Impairment of investment in equity affiliate (d)	—	—	(43,039)
Change in fair value of contingent value rights	—	743	194
Gain on repurchase of long-term debt (e)	—	—	6,026
Interest expense	(6,135)	(6,427)	(5,616)
Interest income	178	2,559	397
Income (loss) before income taxes	$9,379	$(15,419)	$(87,698)

EBITDA (h)
Building Materials Distribution	$9,560	$17,269	$(6,611)
Wood Products (a)	(9,785)	3,281	(28,559)
Corporate and Other (c)	(3,297)	(15,315)	(2,376)
Equity in net income (loss) of affiliate	30,306	(8,845)	3,005
Impairment of investment in equity affiliate (d)	—	—	(43,039)
Change in fair value of contingent value rights	—	743	194
Gain on repurchase of long-term debt (e)	—	—	6,026
	$26,784	$(2,867)	$(71,360)

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Loss

(unaudited, in thousands)

	Six Months Ended June 30
	2009	2008 (g)
Sales
Trade	$919,971	$1,624,202
Related parties	14,636	109,568
	934,607	1,733,770
Costs and expenses
Materials, labor, and other operating expenses (a)	844,770	1,530,544
Materials, labor, and other operating expenses from related parties	18,622	29,189
Depreciation, amortization, and depletion (a)	22,567	18,719
Selling and distribution expenses	93,012	120,965
General and administrative expenses	13,788	22,511
General and administrative expenses from related party	4,936	3,504
Gain on sale of Paper and Packaging & Newsprint assets (b)	—	(4,735)
Other (income) expense, net (a) (c)	930	7,693
	998,625	1,728,390

Income (loss) from operations	(64,018)	5,380

Equity in net income (loss) of affiliate	33,311	(17,397)
Impairment of investment in equity affiliate (d)	(43,039)	—
Foreign exchange gain	383	277
Change in fair value of contingent value rights	194	(4,030)
Change in fair value of interest rate swaps (f)	—	(6,284)
Gain on repurchase of long-term debt (e)	6,026	—
Interest expense	(11,751)	(21,808)
Interest income	575	5,160
	(14,301)	(44,082)

Loss before income taxes	(78,319)	(38,702)
Income tax provision	(551)	(1,132)
Net loss	$(78,870)	$(39,834)

Segment Information

(unaudited, in thousands)

	Six Months Ended June 30
	2009	2008 (g)
Segment sales
Building Materials Distribution	$768,684	$1,113,862
Wood Products	250,883	424,760
Paper	—	253,508
Packaging & Newsprint	—	113,485
Intersegment eliminations and other	(84,960)	(171,845)
	$934,607	$1,733,770

Segment income (loss)
Building Materials Distribution	$(897)	$14,121
Wood Products (a)	(56,837)	(20,481)
Paper	—	20,718
Packaging & Newsprint	—	5,685
Corporate and Other (c)	(5,901)	(14,386)
	(63,635)	5,657

Equity in net income (loss) of affiliate	33,311	(17,397)
Impairment of investment in equity affiliate (d)	(43,039)	—
Change in fair value of contingent value rights	194	(4,030)
Change in fair value of interest rate swaps (f)	—	(6,284)
Gain on repurchase of long-term debt (e)	6,026	—
Interest expense	(11,751)	(21,808)
Interest income	575	5,160
Loss before income taxes	$(78,319)	$(38,702)

EBITDA (h)
Building Materials Distribution	$2,949	$17,983
Wood Products	(38,344)	(6,285)
Paper	—	21,066
Packaging & Newsprint	—	5,738
Corporate and Other	(5,673)	(14,126)
Equity in net income (loss) of affiliate	33,311	(17,397)
Impairment of investment in equity affiliate (d)	(43,039)	—
Change in fair value of contingent value rights	194	(4,030)
Gain on repurchase of long-term debt (e)	6,026	—
	$(44,576)	$2,949

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	June 30,	December 31,
	2009	2008
ASSETS

Current
Cash and cash equivalents	$204,590	$275,803
Receivables
Trade, less allowances of $2,002 and $1,843	133,715	78,393
Related parties	2,075	3,112
Other	2,286	5,907
Inventories	239,957	279,023
Prepaid expenses and other	6,062	1,296
	588,685	643,534
Property
Property and equipment, net	279,371	291,999
Timber deposits	7,827	8,632
	287,198	300,631

Investment in equity affiliate	53,156	20,985
Deferred financing costs	6,391	7,862
Goodwill	12,170	12,170
Intangible assets, net	9,063	9,248
Other assets	8,621	6,009
Total assets	$965,284	$1,000,439

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except for equity units)

	June 30,	December 31,
	2009	2008
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$118,678	$69,478
Related parties	2,792	2,195
Accrued liabilities
Compensation and benefits	30,349	38,228
Interest payable	3,632	3,930
Other	16,410	30,893
	171,861	144,724
Debt
Long-term debt	303,146	315,000

Other
Compensation and benefits	123,885	172,275
Other long-term liabilities	12,584	12,125
	136,469	184,400
Redeemable equity units
Series B equity units – 2,764,854 units and 2,920,574 units outstanding	2,765	2,920
Series C equity units – 19,171,470 units and 11,016,668 units outstanding	3,958	3,037
	6,723	5,957
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	85,462	81,967
Series B equity units – no par value; 550,000,000 units authorized and 532,558,673 units and 532,414,853 units outstanding	261,623	268,391
Series C equity units – no par value; 44,000,000 units authorized and 11,951,751 units and 11,183,000 units outstanding	—	—
Total capital	347,085	350,358
Total liabilities and capital	$965,284	$1,000,439

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30
	2009	2008
Cash provided by (used for) operations
Net loss	$(78,870)	$(39,834)
Items in net loss not using (providing) cash
Equity in net (income) loss of affiliate	(33,311)	17,397
Impairment of investment in equity affiliate	43,039	—
Depreciation, depletion, and amortization of deferred financing costs and other	23,836	19,456
Related-party interest income	—	(2,760)
Pension and other postretirement benefit expense	7,473	7,787
Change in fair value of contingent value rights	(194)	4,030
Change in fair value of interest rate swaps	—	6,284
Management equity units expense, excluding expense related to the Sale	1,496	1,086
Gain on repurchase of long-term debt	(6,026)	—
Gain on sale of assets, net	(248)	(8,399)
Facility closure and curtailment costs	1,968	—
Loss on sale of note receivable from related party	—	8,313
Other	(584)	(257)
Decrease (increase) in working capital, net of acquisitions and dispositions
Receivables	(52,812)	(80,234)
Inventories	39,903	34,555
Prepaid expenses and other	(3,281)	(2,324)
Accounts payable and accrued liabilities	41,366	17,137
Pension and other postretirement benefit payments	(25,088)	(20,775)
Current and deferred income taxes	(21)	(1,129)
Other	(2,573)	303
Cash used for operations	(43,927)	(39,364)
Cash provided by (used for) investment
Proceeds from sale of assets, net of cash contributed	242	1,226,698
Proceeds from sale of note receivable from related party	—	52,781
Expenditures for property and equipment	(8,102)	(27,869)
Acquisition of businesses and facilities	(4,598)	—
Increase in restricted cash	—	(183,290)
Decrease in restricted cash	—	183,290
Other	1,536	(742)
Cash provided by (used for) investment	(10,922)	1,250,868
Cash provided by (used for) financing
Issuances of long-term debt	60,000	240,000
Payments of long-term debt	(65,627)	(1,085,563)
Short-term borrowings	—	(10,500)
Tax distributions to members	(10,719)	(127,884)
Repurchase of management equity units	(18)	(28,398)
Cash paid for termination of interest rate swaps	—	(11,918)
Other	—	(4,185)
Cash used for financing	(16,364)	(1,028,448)
Increase (decrease) in cash and cash equivalents	(71,213)	183,056
Balance at beginning of the period	275,803	57,623
Balance at end of the period	$204,590	$240,679

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2008 Annual Report on Form 10-K and the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009.  Net income (loss) for all periods presented involved estimates and accruals.

(a)   In the first half of 2009, we closed the lumber manufacturing facility in La Grande, Oregon.  In connection with the closure, we recorded $1.7 million and $9.2 million of expense during the three and six months ended June 30, 2009, and $7.5 million of expense during the three months ended March 31, 2009, as follows:

	Three Months Ended
	June 30	March 31	Six Months Ended
	2009		June 30, 2009
	(unaudited, in thousands)

Materials, labor, and other operating expenses	$—	$600	$600
Depreciation, amortization, and depletion	2,626	2,552	5,177
Other (income) expense, net	(931)	4,352	3,422
	$1,695	$7,504	$9,199

(b)   In connection with the sale of our Paper and Packaging & Newsprint assets, and most of our Corporate and Other assets (the Sale), to Boise Inc. (formerly Aldabra 2 Acquisition Corp.), we recorded $3.3 million of expense and $4.7 million of income in “Gain (loss) on sale of Paper and Packaging & Newsprint assets” in the Corporate and Other segment in our Consolidated Statements of Loss during the three and six months ended June 30, 2008.  For more information related to the Sale, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008.

(c)   In June 2008, we sold the promissory note from Boise Inc. for $52.8 million, after selling expenses, and we recorded an $8.3 million loss on the sale in “Other (income) expense, net” in the Corporate and Other segment in our Consolidated Statements of Loss for the three and six months ended June 30, 2008.

(d)   On March 31, 2009, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired as defined in APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.  Accordingly, we recorded a $43.0 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statements of Loss for the three months ended March 31, 2009, and six months ended June 30, 2009.  For more information, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended June 30, 2009.

(e)   For both the six months ended June 30, 2009, and the three months ended March 31, 2009, we recorded a $6.0 million net gain on the repurchase of $11.9 million of senior subordinated notes.

(f)    The six months ended June 30, 2008, included $6.3 million of expense related to changes in the fair value of our interest rate swaps, which were terminated in February 2008.

(g)   The equity interest that we own in Boise Inc. represents a significant continuing involvement as defined in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets.  As a result, the Paper and Packaging & Newsprint segment results are included in continuing operations through February 21, 2008.

(h)   EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended June 30, 2009 and 2008, and March 31, 2009:

	Three Months Ended
	June 30		March 31,
	2009	2008	2009
	(unaudited, in thousands)
BC Holdings, L.L.C., net income (loss)	$9,311	$(15,396)	$(88,181)
Interest expense	6,135	6,427	5,616
Interest income	(178)	(2,559)	(397)
Income tax provision (benefit)	68	(23)	483
Depreciation, amortization, and depletion	11,448	8,684	11,119
BC Holdings, L.L.C., EBITDA	26,784	(2,867)	(71,360)
Loss on sale of note receivable from related party	—	8,313	—
Equity in net (income) loss of affiliate	(30,306)	8,845	(3,005)
Impairment of investment in equity affiliate	—	—	43,039
Boise Cascade, L.L.C., EBITDA	$(3,522)	$14,291	$(31,326)

The following table reconciles BC Holdings, L.L.C., net loss to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the six months ended June 30, 2009 and 2008:

	Six Months Ended June 30
	2009	2008
	(unaudited, in thousands)

BC Holdings, L.L.C., net loss	$(78,870)	$(39,834)
Change in fair value of interest rate swaps	—	6,284
Interest expense	11,751	21,808
Interest income	(575)	(5,160)
Income tax provision	551	1,132
Depreciation, amortization, and depletion	22,567	18,719
BC Holdings, L.L.C., EBITDA	(44,576)	2,949
Loss on sale of note receivable from related party	—	8,313
Equity in net (income) loss of affiliate	(33,311)	17,397
Impairment of investment in equity affiliate	43,039	—
Boise Cascade, L.L.C., EBITDA	$(34,848)	$28,659